Exhibit 10.35.

                            CONSENT AND AGREEMENT


WHEREAS, Sun Life Assurance Company of Canada, successor in interest to Industrial Developments International, Inc., (the "Landlord") has entered into that certain Industrial Lease Agreement ("Lease") dated August 24, 1995, with BIO CLINIC CORPORATION, a Delaware Corporation ("Tenant"), which provides for the leasing by Tenant of approximately 196,333 square feet of space in a building owned by Landlord and located in Westfork Business Park in Douglas County, Georgia (the "Premises");

WHEREAS SUNRISE MEDICAL, INC., A Delaware Corporation ("Guarantor") made and entered into that certain Guaranty dated as of the 24th day of August, 1995 ("Guaranty") in favor of Landlord, pursuant to which the Guarantor agreed and undertook to guaranty the performance of Tenant's obligations under the Lease;

WHEREAS, the Tenant has requested that Landlord consent to the assignment (the "Assignment") of Tenant's interest in the Lease to Crain Industries, Inc., a Delaware Corporation ("Assignee");

WHEREAS, Landlord has agreed to consent to the Assignment subject to the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Subject to the terms and conditions set forth below, Landlord hereby consents to the Assignment:

1. Assignee does hereby agree to assume and make all payments relating to obligations arising from and after the Closing Date (as defined below) under the Lease and to perform all covenants and conditions which are to be performed by Tenant after the Closing Date under the Lease;

2. Tenant does hereby assign to Assignee, as of the closing Date, all of Tenant's rights, title and interests under the Lease;

3. Guarantor does hereby consent to the Assignment of the Lease and ratifies and reaffirms its obligations under the Guaranty to the same extent and as if the Assignee were the original Tenant under the Lease;

4. Tenant does hereby acknowledge and certify that Landlord has performed all of its obligations under the Lease as of the date hereof, and that Tenant has no charge, lien, or claim of offset under the lease or otherwise against rents or other charges due or to become due under the lease.

5. The parties hereto agree and acknowledge that any use of the Premises shall be restricted as set forth in, and shall in all respects comply with, the Lease.

6. The parties hereto agree and acknowledge that the manufacture of Flexible Polyurethane Foam is prohibited under the Lease.

7. For Purposes hereof, the term "Closing Date" shall mean the date of closing under that Certain Asset Purchase Agreement dated August 29, 1996 between Tenant, Assignee and Guarantor.

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Agreement to be duly executed as of this ____ day of October, 1996.

TENANT:

BIO CLINIC CORPORATION

By:  s / Steven A. Jaye
Its:   Secretary

ASSIGNEE:

CRAIN INDUSTRIES, INC.

By: s / James G. Powers

Its: Vice President
   Chief Financial Officer

GUARANTOR:

SUNRISE MEDICAL, INC.

By: s / Steven A. Jaye

Its: Vice President
 General Counsel and Secretary

LANDLORD

SUN LIFE ASSURANCE COMPANY OF CANADA

By: s / George M. Collins

Its: President

Page

                                    BUILD TO SUIT
                              INDUSTRIAL LEASE AGREEMENT

                                      BETWEEN

                       INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC.
                                    AS LANDLORD

                                        AND

                               BIO CLINIC CORPORATION

                                     AS TENANT

                               DATED August 24, 1995


Page

                                    LEASE INDEX


Section   Subject

 1        Basic Lease Provisions
 2        Demised Premises
 3        Term
 4        Base Rent
 5        Security Deposit
 6        Additional Rent
 7        Use of Demised Premises
 8        Insurance
 9        Utilities
 10       Taxes and Other Impositions
 11       Maintenance and Repairs
 12       Tenants' Personal Property; Indemnity
 13       Tenant's Fixtures
 14       Signs
 15       Landlord's Lien Waiver
 16       Governmental Regulations
 17       Environmental Matters
 18       Plans and Specifications for Construction of Demised Premises
 19       Tenant Alterations and Additions
 20       Services by Landlord
 21       Fire and Other Casualty
 22       Condemnation
 23       Tenant's Default
 24       Landlord's Right of Entry
 25       Mortgagee's Rights
 26       Estoppel Certificate
 27       Landlord Liability
 28       Notices and Payments
 29       Brokers
 30       Assignment and Subleasing
 31       Termination of Expiration
 32       Late Payments
 33       Rules and Regulations
 34       Dispute Resolution Procedure
 35       Option to Extend Term
 36       Early Cancellation and Cancellation Payment
 37       Miscellaneous

 Exhibit "A"   Legal Description
 Exhibit "A-1" Site Plan
 Exhibit "A-2" Floor Plan
 Exhibit "A-3" Elevation Plan
 Exhibit "A-4" Preliminary Construction Specifications
 Exhibit "B"   Permitted Encumbrances
 Exhibit "C"   Rules and Regulations
 Exhibit "D"   Protective Covenants
 Exhibit "E"   Form of SNDA

Page

                                  BUILD TO SUIT
                           INDUSTRIAL LEASE AGREEMENT

 THIS FIRST AMENDMENT AGREEMENT (this "Lease") is made this _____ day of August, 1995, by and between INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC., A Delaware corporation ("Landlord"), and BIO CLINIC CORPORATION, a Delaware corporation ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives successors and permitted assigns where the context requires or permits)

                                   WITNESSETH

 1. Basic Lease Provisions. The following constitute the "Basic Lease Provisions" of this Lease.

   (a) Demised Premises: Exhibit "A" attached hereto

   (b) Building Square Footage: 196,333

   (c) Annual Base Rent

    Lease Year 1           $ 502,365.99
    Lease Years 2-5        $ 549,732.00
    Lease Years 6-10       $ 632,192.00
    Months 121-126         $ 316,096.00

   (d) Monthly Base Rent Installments:

    Months 1-3              $ 35,000.00
    Months 4-6              $ 40,833.33
    Months 7-12             $ 45,811.00
    Lease Years 2-5         $ 45,811.00
    Lease Years 6-10        $ 52,682.66
    Months 121-126          $ 52,682.66

   (e) Lease Commencement Date:  February 1, 1996

   (f) Base Rent Commencement Date:  February 1, 1996

   (g) Primary Term:  126 months

   (h) Security Deposit:  $10,000.00

   (i) Date Tenant Must Approve Plans and Specifications For Improvements:
October 15, 1995

   (j) Permitted Use: office fabrication light manufacturing and distribution of therapeutic consumer products

   (k) Addresses for notice:

   Landlord Industrial Developments International, Inc.
     Atlanta Financial Center
     3343 Peachtree Road, Suite 1050
     Atlanta, Georgia 30326
     Attn:  Chief Operating Officer

Page

   Tenants: Bio Clinic Corporation

     1550 Distribution Court
     Lithia Springs, Georgia 30057
     Attn:  Vice President - Operations

   (l) Address for rental payments:

     Industrial Developments International, Inc.
     P.O. Box 930199
     Atlanta, Georgia  30318
     Attn:  Rusty Epperson

 2. Demised Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenants, and Tenant does hereby hire, lease and accept from Landlord, that certain parcel of real property (the "Land") containing approximately 11 acres which Land is situated in Douglas County, Georgia, within Wertfork Distribution Center (the "Project") and is more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof, together with and including all buildings, structures, driveways, parking lots, walkways, landscaping and other appurtenances thereto and all other improvements with the consent of Tenant, at any time during the term of this Lease erected or situated thereon including specifically, but without limitation, a building (the "Building") to be constructed containing approximately 196,333 square feet of office and warehouse space of which approximately 12,000 square feet shall be office space and to be located on the Land as shown on Exhibit "A-1" attached hereto, and all other improvements including all driveways, parking lots, walkways, landscaping and other appurtenances thereto (collectively, the "Demised Premises") subject only to the matters on Exhibit "B" attached hereto (herein referred to as "Permitted Encumbrances"), all upon the terms and conditions hereinafter set forth. The Demised Premises including the Building shall be developed and constructed by Landlord substantially in accordance with the Preliminary Drawings prepared by Smallwood, Reynolds, Stewart & Stewart, attached hereto as Exhibit "A-1) (herein, the "Site Plan"): Exhibit "A-2" (herein, the "Floor Plan") and Exhibit "A-3" (herein, the "Elevation Plan"), and the construction specifications attached hereto as Exhibit "A-4") (herein "Preliminary Construction Specifications"), (the plans and specifications as shown on Exhibit "A-1" through "A-4" are herein, collectively the "Preliminary Plans") and in accordance with the terms of Section 18 hereof. Exhibit to the extent required to cause compliance with the provisions of applicable law, the Building and improvements comprising the Demised Premises shall be located substantially as shown on the Site Plan.

 3. Term

  (a) To have and to hold the Demised Premises for

   (i) a preliminary term (the "Preliminary Term") which shall commence on the date of execution of this Lease by Landlord and Tenant and shall expire on the Lease Commencement Date, as defined herein, and

   (ii) a primary term (the "Primary Term") which shall commence on the Lease Commencement Date and shall expire one hundred twenty-six (126) calendar months thereafter (the Preliminary Term, the Primary Term, and any and all extensions thereof, herein referred to as the "Term". The Term of this Lease shall end on the final day thereof without the requirement of notice from either party to the other.

  (b) For purposes of this Lease, the term "Lease Commencement Date" shall mean the later to occur of Substantial Completion as defined herein and January 1, 1996.

  (c) For purposes of this Lease, the term "Substantial Completion" or any grammatical variation thereof shall mean sufficient completion of construction of the Demised Premises in accordance with the Plans (as defined in Section
18), so that Tenants can lawfully occupy the Demised Premises for the Permitted Use, as evidenced by the delivery by Landlord to Tenant of

   (i) a Certificate of Occupancy or its equivalent (or Temporary Certificate of Occupancy or its equivalent ) for the Building issued by the appropriate governmental authority if so required by applicable law, and

   (ii) a Certificate of Substantial Completion on standard AJA Form G-704 certified by the project architect, Smallwood, Reynolds, Stewart & Stewart (the "Architect"). In the event completion to such extent is delayed because of Tenant Delay, as defined herein, then Substantial Completion, shall be deemed to mean the date when the Demised Premises would have been completed to such extent but for such Tenant Delay as determined by the Architect in the event Tenant shall dispute the determination of such date by the Architect, the parties shall utilize the Dispute Resolution Procedure as defined in
Section 34, with Qualified Architects serving as Officials. For purposes of this Lease, the Architect shall be deemed a "Qualified Architect" for Landlord and ________________________ shall be deemed a "Qualified Architect" for Tenant.

  (d) The Lease Commencement Date and the expiration date of the Term, when determined as herein provided, shall be evidenced by a supplemental agreement to be executed upon the request of either party to the other party hereto.

  (e) For purposes of this Lease, the term "Lease Year" shall mean each one
(1) year period beginning on the Lease Commencement Date, and each anniversary thereof, and ending on the day immediately prior to the next succeeding anniversary of the Lease Commencement Date.

  (f) Tenant's Early Occupancy. Tenant shall have the right to enter the Demised Premises for thirty (30) days prior to the Lease Commencement Date in order to make tenant improvements and otherwise prepare the Demised Premises for occupancy provided that during said period:

   (i) Tenant shall comply with all terms and conditions of this Lease another than the obligation to pay rent,

   (ii) Tenant shall not interfere with Landlord's completion of the Demised Premises, and

   (iii) Tenant shall not begin operation of its business.

 4. Base Rent.  Tenant shall pay to Landlord at the address set forth in
Section 1(i) as base rent for the Demised Premises, commencing on the Lease Commencement Date (herein, the "Base Rent Commencement Date") and continuing throughout the Term in lawful money of the United States the annual amount set forth in Section 1(c) payable in equal monthly installments as set forth in
Section 1(d) (the "Base Rent"), payable in advance, without demand and without abatement, reduction, set-off, or deduction on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis for the period between such Base Rent Commencement Date and the first day of the following calendar month and such apportioned sum shall be paid on the Base Rent commencement Date. If the last day of the Term shall fall on a day other than the last day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis for the period between the first day of the last calendar month of the Term and the last day of the Term.

 5. Security Deposit. Upon execution of this Lease by both parties, Tenant will pay to the Landlord the sum set forth in Section 1(h) (the "Security Deposit") as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. In the event that Tenant is in default under this Lease, or fails to perform any of the terms, provisions and conditions of this Lease, Landlord may use, apply, or retain the whole or any part of the Security Deposit for the payment of any sum due Landlord of which Landlord may expend or be required to expend by reason of Tenant's default or failure to perform, including, but not limited to, any damage or deficiency in the reletting of the Demised Premises; provided, however, that any such use application or retention by Landlord of the whole or any part of the Security Deposit shall not be or be deemed to be an election of remedies by Landlord or viewed as liquidated damages, it being expressly understood and agreed that, notwithstanding such use, application or retention. Landlord shall have the right to pursue any and all other remedies available to it under the terms of this Lease or otherwise. In the event that Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after compliance has been ascertained by Landlord and after delivery of possession of the Demised Premises to Landlord in the event of a sale of the Building. Landlord shall have the right to transfer the Security Deposit to the purchaser and Landlord shall thereupon be released from all liability for the return of the Security Deposit. Tenant shall look solely to the new landlord for the return of such Security Deposit. Tenant shall not assign or encumber the money deposited as security, and neither Landlord not its successors or assigns shall be bound by any such assignment or encumbrance.

 6. Additional Rent. Any amounts required to be paid by Tenant under this Lease (in addition to Base Rent) hereunder and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease, including, without limitation, any expenses incurred for taxes, insurance, maintenance, repairs, replacements and utilities which are the obligation of Tenant hereunder, shall be considered additional rent (herein "Additional Rent") payable in the same manner and upon the same terms and conditions as Base Rent reserved hereunder except as expressly set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when due shall entitle Landlord to the remedies available to it for non-payment of Base Rent, including without limitation, late charges and interest thereon at the Interest Rate (as herein defined) pursuant to Section 32 hereof. Tenant's obligations for payment of Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date.

 7. Use of Demised Premises

  (a) The Demised Premises shall be used for the Permitted Use set forth in
Section 1(j) and for no other purpose, without prior written consent of Landlord.

  (b) Tenant will permit no liens to attach or exist against the Demised Premises and shall not commit any waste.

  (c) The Demised Premises shall not be used for any illegal purposes and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for any tenant of Landlord occupying an adjoining building, its customers, agents, licensees or invitees. Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

  (d) Tenant shall not in any way violate any law, ordinance or any restrictive covenant affecting the Demised Premises as shown by and included in the Permitted Encumbrances, including specifically, but without limitation, the Protective Covenants (as defined in Section 33), and shall not in any manner use the Demised Premises so as to cause cancellation of, or prevent the use of the fire and extended coverage insurance policy required hereunder.

 8. Insurance

  (a) Tenant covenants and agrees that from and after the date of deliver of the Demised Premises from Landlord to Tenant, Tenant will carry and maintain at its sole cost and expense, the following types of insurance in the amounts specified and in the form hereinafter provided for:

   (i) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Demised Premises and Tenant's use thereof against claims for personal injury or death and property damage occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than Three Million Dollars ($3,000,000.00) and to have general aggregate limits of not less than Ten Million Dollars ($10,000,000.00) for each policy year. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.

   (ii) (A) insurance on the "All-Risk" or equivalent form on a Replacement Cost Basis against loss or damage to the Building and all other improvements now or hereafter located on the Land and leased to Tenant hereunder (including, without limiting the generality of the foregoing, flood insurance if the Demised Premises are located in a flood hazard area), having a deductible not greater than Fifty Thousand Dollars ($50,000.00); and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss, but in any event in amounts not less than 100% of the actual replacement value of such Building and improvements Landlord shall have the right to require from Tenant, not more often than once every twelve (12) months, reasonable evidence of the value of the Building.

        (B) insurance on the "All-Risk" or equivalent form against abatement or loss of rental by reason of the occurrences covered by the insurance described in clause (A) above and by reason of any insurable service interruptions in an amount equal to Base Rent and all Additional Rent for at least twelve 12) months following the occurrence of such casualty.

        (C) boiler and machinery insurance covering losses to or from any steam boilers, pressure vessels or similar apparatus requiring inspection under applicable state or municipal laws or regulations which are located at the Demised Premises or on any other building systems for which such coverage is available in amounts determined by Tenant to be appropriate or for such higher amounts as may at any time be reasonably required by Landlord and having a deductible of not more than Fifty Thousand Dollars ($50,000.00); coverage shall be on a broad form comprehensive basis including loss of income with a limit of at least an amount which is reasonably acceptable to Landlord, and

        (D) workmen's compensation insurance to the extent required by the laws of the state in which the Demised Premises are located to the extent necessary to protect Landlord, Mortgagee and the Demised Premises against workmen's compensation claims.

  (b) All policies of the insurance provided for in Section 8(a) shall be issued in form acceptable to Landlord by insurance companies with a rating of not less than "B-" and financial size of not less than Class XII, in the most current available 'Best's Insurance Reports' and licensed to do business in the state in which the Building is located. Tenant shall have the right to increase the deductible amounts under the policies of insurance required by Sections 8(a)(ii)(A) and (C) above, subject to the approval of Landlord, such approval not to be unreasonably withheld; provided, however, that Landlord shall be entitled to withhold such approval unless Tenant is able to demonstrate that the requested increase in any such deductible is commercially reasonable for improvements comparable to the Building. Each and every such policy:

   (i)   shall name Landlord as well as Landlord's Mortgagee, as defined in
Section 24 and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in Section 8(a)(ii) shall also name Landlord as "loss payee" as its interest may appear.

   (ii) shall endeavor to deliver to Landlord prior to (but in no event later than thirty (30) days after) delivery of possession of the Demised Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

   (iii) shall contain a provision that the insurer waives any right of subrogation against Landlord on account of any loss or damage occasioned to Landlord, its property, the Demised Premises or its contents arising from any risk covered by all risks fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder.

   (iv) shall contain a provision that the insurer will endeavor to give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of (but in no event later than thirty (30) days after) any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

   (v) shall be written as a primary policy which does not contribute to and is n to in excess of coverage which Landlord may carry.

  (c) Any insurance provided for in Section 8(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds; provided, however, that:

   (i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;

   (ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;

   (iii) any such policy or policies shall specify therein the amount of the total insurance allocated to the Tenant's improvements an property, and;

   (iv)  the requirements set forth in this Section 8 are otherwise satisfied.

  (d) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

  (e) Each party may, at any time, but not more than one (1) time in any twelve (12) month period, require a review of the insurance coverage and limits of liability set forth in Section 8 to determine whether the coverage and the limits are reasonable and adequate in the then existing circumstances. The review shall be undertaken on a date and at a time set forth in a party's notice requesting review and shall be conducted at the Demised Premises. If the parties are, after a review, unable to agree on either the coverage or the limits, then the parties shall employ the Dispute Resolution Procedure (as defined in Section 34) with insurance advisors having at least ten (10) years experience in insurance for commercial and industrial properties serving as Officials. In rendering the decision the Officials shall consider the requirements of Section 8, the cost of the insurance to be obtained, inflation, changes in condition, and the insurance then being carried by similar industrial use developments in the area of the Project.

 9. Utilities. Commencing on the Lease Commencement Date and continuing through the remainder of the Term, Tenant shall be responsible for maintaining the portion of the utility lines located between the Land boundary line and the Building and shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof to the extent charged by the applicable utility companies. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant's next due payment, as Additional Rent.

 10. Taxes and Other Impositions.

  (a) Commencing on the Lease Commencement Date and continuing through the remainder of the Term, Tenant shall be solely obligated for the costs of all real estate taxes and other impositions for the Demised Premises, including the Building and the Land, and Tenant agrees to pay all installments of such imposition which accrue during the Term. This provision shall expressly survive the expiration or termination of this Lease in order to settle up Tenant's pro rata share of such taxes for the final Lease Year of the Term.

  (b) Real estate taxes and other impositions shall mean all ad valorem taxes, water and sanitary taxes, assessments, liens, licenses and permit fees (except for any permit fees associated with the initial construction to be performed by Landlord pursuant to Section 8 hereof) or any other taxes imposed, assessed or levied against the Land and the Demised Premises, and all other charges, impositions or burdens of whatever kind and nature, whether or not particularized by name, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time during the Term may be created, assessed, confirmed, adjudged, imposed or charged upon or with respect to the Demised Premises, the Land, or any improvements made thereto, or on any part of the foregoing or any appurtenances thereto, or directly upon this Lease or the rent payable hereunder of amount payable by any subtenants or other occupants of the Demised Premises, or upon this transaction or any documents to which Tenant is a party or successor-in-interest, or against Landlord because of Landlord's estate or interest herein, by any governmental authority, or under any law, including, among others, all rental, sales, use, inventory or other similar taxes and any special tax bills and general, special, or other assessments and liens or charges made on local or general improvements or any governmental or public power or authority whatsoever.

  (c) Notwithstanding the foregoing, if any imposition shall be created, levied, assessed, adjudged, imposed, charged or become a lien with respect to a period of time which commences before the Lease Commencement Date or ends after the expiration date of the Term (other than an expiration date of the Term by reason of breach of any of the terms hereof by Tenant), then Tenant shall only be required to pay that portion of such imposition which is equal to the proportion of said period which falls within the Term if Tenant is permitted to pay (by the assessing and collecting authorities) and elects to pay any imposition in installments. Tenant shall nevertheless pay any and all installments thereof which would otherwise become delinquent prior to the expiration of the Term or sooner termination of the Term. Nothing contained in this Lease shall require Tenant to pay any income or excess profits or taxes assessed against Landlord, or any corporation, capital stock and franchise taxes imposed upon Landlord. Landlord agrees to deliver to Tenant, copies of all such notices of real estate taxes and impositions which Landlord receives.

  (d) Tenant agrees to pay such real estate taxes and impositions prior to delinquency.

  (e) Tenant shall furnish Landlord, not later than thirty (30) days after the last day upon which they may be paid without any fine, penalty, interest or additional cost, but in any event, by the due date thereof, evidence of the payment of all real estate taxes and impositions.

  (f) Landlord agrees that Tenant's financial obligations for the assessments due under the Protective Covenants (as hereinafter defined) shall be capped at $9.817 per year during the initial Term of this Lease.

 11. Maintenance and Repairs.

  (a) From and after the Lease Commencement Date and throughout the Term, Tenant shall, at its own cost and expense, except as provided in Section 11(b) below, maintain the Demised Premises in good condition and repair, including but not limited to the electrical systems, heating air conditioning and ventilation systems, plate glass windows and doors, sprinkler and plumbing systems. Tenant shall maintain in full force and effect a service contract for the heating, ventilation and air conditioning systems with an entry reasonably acceptable to Landlord. Tenant's obligations to repair and maintain the Demised Premises shall also include, without limitation, repair, maintenance and replacement of all plumbing and sewage facilities within and about the Demised Premises (including, specifically, but without limitation, the portion of water and sewer lines between the boundary of the Land and Building), fixtures, interior walls, floors, ceilings, windows, doors, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment of every kind and nature located in, upon or about the Demised Premises including, without limitation, exterior lighting and fencing, and any sidewalks, parking areas and access ways (including, without limitation, curbs and striping) upon the Demised Premises and the landscaping and grounds surrounding the Building. All glass, both interior and exterior, is at the sole risk of Tenant; and any broken glass shall be promptly replaced at Tenant's expense by glass of like kind, size and quality. Unless the same is caused solely by the negligent action r inaction of Landlord, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.

  (b) Landlord shall, at its own cost and expense, maintain in good condition and repair the exterior walls, roof, foundation and structural frame of the Building. Landlord's obligation shall exclude the cost of any maintenance or repair required because of the negligence of Tenant, Tenant's employees, agents or any other party acting on behalf of Tenant, the cost of which shall be the responsibility of Tenant.

 12. Tenant's Personal Property Indemnity. All of Tenant's personal property in the Demised Premises shall be and remain at Tenant's sole risk, and Landlord shall not be liable for and Tenant hereby releases Landlord from any and all liability for theft thereof or any damage thereto occasioned by any acts or negligence of any third persons, or any act of God, except to the extent caused by the acts or negligence of Landlord, its agents, employees and contractors. As to personal injury or property damage (including personal property of Tenant), Landlord shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord harmless in all such cases, except to the extent occasioned by any acts of negligence of Landlord, its agents, employees or contractors. Tenant further agrees to reimburse Landlord for any reasonable costs or expenses, including without limitation attorneys' fees, which Landlord may actually and reasonably incur in investigation, handling or litigating any such claim against Landlord by a third person. Tenant shall have the option to defend Landlord with counsel selected by Tenant and reasonably acceptable to Landlord. The provisions of this Section 12 shall survive the expiration or termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.

 13. Tenant's Fixtures. Tenant shall have the right to install in the Demised Premises trade fixtures required by Tenant or used by it in its business and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination of this Lease, provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures.

 14. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, which approval shall not be unreasonably withheld or delayed and which conform to all applicable laws and/or ordinances and the Protective Covenants. Any and all permitted signs shall be installed, maintained and removed by Tenant, at Tenant's sole expense.

 15. Waiver of Landlord's Lien. Landlord hereby waives its right to lien Tenant's personal property and trade fixtures.

 16. Governmental Regulations. Tenant shall promptly comply throughout the Term of this Lease, at Tenant's sole cost and expense, with all present and future laws, ordinances and regulations of all applicable governing authorities relating to all or any part of the Demised Premises, foreseen or unforeseen, ordinary as well as extraordinary, or to the use or manner of use of the Demised Premises or to the sidewalks, parking areas, curbs and access ways adjoining the Demised Premises. In the event that such law, ordinance or regulation promulgated or effective after the Lease Commencement Date requires a renovation, improvement or replacement to the Demised Premises, then Tenant shall be required to make such renovation, improvement or replacement at Tenant's sole cost and expense. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises. Landlord represents and warrants that as of the Lease Commencement Date and to Landlord's actual knowledge the design and construction of the improvements on the land materially complies with all applicable federal, state, courts and municipal laws, ordinances and codes.

 17. Environmental Matters.

  (a) For purposes of this Lease:

   (i) "Contamination" as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

   (ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, concerning protection of human health, safety and the environment, all as may be amended from time to time.

   (iii) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act 42 USC 9601 et seq ("CERCLA") and the Resource Conservation and Recovery Act, 42 USC 6901 et seq ["RCRA"]) and any solid wastes, polychlorinated biphenyl, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

  (b) Landlord represents that except as set forth in environmental reports delivered by Landlord to Tenant

   (i) Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises and

   (ii) to Landlord's actual knowledge, no Hazardous Substances are present on or under the Land as of the date of this Lease.

  (c) Tenant represents that all its activities on the Demised Premises or the Project during the course of this Lease will be conducted in compliance with Environmental Laws. Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws affecting in any way the Demised Premises. Tenant warrants that it will obtain all such permits, licenses or approvals and make all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises.

  (d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept, stored or used in or about the Demised Premises, the Building, or the Project without the prior written consent of Landlord, which consent may be granted or withheld in the absolute discretion of Landlord; provided, however, that the consent of Landlord shall not be required for the use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant, at the Demised Premises, in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises.

  (e) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or its agents, contractors, employees or invitee into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall

   (i) make all steps reasonably necessary to contain and control such release and any associated Contamination,

   (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and

   (iii) notify and keep Landlord reasonably informed of such release and response.

  (f) Regardless of any consent granted by Landlord pursuant to Section 17(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever

   (i) cause or permit any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder,

   (ii) discharge Hazardous Substances into the storm sewer system serving the Project, or

   (iii) install any underground storage tank or underground piping on or under the Demised Premises.

  (g) Tenant shall and hereby does indemnify Landlord and hold and defend Landlord harmless from and against any and all reasonable and actual expense loss, and liability suffered by Landlord (with the exception of those expenses, losses, and liabilities arising from Landlord's own negligence or willful act) by reason of Tenant's storage, generation, handling, treatment, transportation, disposal, or arrangements for transportation or disposal of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Tenant's breach of any of the provisions of this Section 17. Such expenses, losses and liabilities shall include, without limitation

   (i) any and all expenses that Landlord may incur to comply with any Environmental Laws as a result of Tenant's failure to comply therewith,

   (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises as a result of a failure by Tenant to comply with this Section 17 or Environmental Laws,

   (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances which are present at the Demised Premises as a result of a failure by Tenant to comply with this
Section 17 or Environmental Laws,

   (iv) any and all fines, penalties or other sanctions assessed upon and Landlord by reason of Tenant's failure to comply with Environmental Laws, and

(v) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Lease.

  (h) Landlord shall have the right, but not the obligation, to enter the Demised Premises at reasonable times throughout the Term, after prior written notice to Tenant, to audit and inspect the Demised Premises for Tenant's compliance with this Section 17.

 18. Plans and Specifications for Construction of Demised Premises.

  (a) Within sixty (60) days after the date hereof, Landlord shall prepare at Landlord's sole cost and expense, and submit to Tenant a set of plans and specifications (collectively, the "Plans and Specifications") based upon the Preliminary Plans, covering all work to be performed by Landlord in constructing the Building and other improvements which shall be a part of the Demised Premises. Tenant shall have ten (10) business days after receipt of the Plans and Specifications in which to review and approve the Plans and Specifications. Tenant shall have the right to object to the Plans and Specifications if they are not a logical evaluation from the Preliminary Plans. In the event Tenant shall fail to review the Plans and Specifications within such time period, Tenant shall be deemed to have approved such Plans
and Specifications.   Any subsequent changes to the Plans and Specifications
requested by Tenant shall be at Tenant's sole cost and expense and subject to Landlord's written approval (herein referred to as a "Change Order"), which approval shall not be unreasonably withheld or delayed. Tenant may by comparable materials, or with materials of a higher grade, but Tenant shall have no right to change the materials to materials which, in Landlord's reasonable opinion, are of an inferior grade or quality to those called for in the Plans and Specifications. The aggregate cost of all such Change Orders in excess of the costs reflected in the Plans and Specifications shall be paid in cash by Tenant to Landlord upon Landlord's submission to Tenant of written request for payment of such additional cost and not later than the Lease Commencement Date. The cost to Tenant for Change Orders shall be Landlord's cost plus fifteen percent (15%) of such amounts as Landlord's overhead.

  (b) Landlord shall, at its sole cost and expense construct the Building and other improvements pursuant to the Plans and Specifications, and in accordance with the terms and conditions of this Lease ("Landlords Work"). Landlord shall make no changes to the Plans and Specifications without Tenant's written consent, with the exception of immaterial details, which will not affect Tenant's use or occupancy of the Building or other improvements. Landlord shall have the final Plans and Specifications sealed by the Architect, obtained all required building permits, certificates and licenses and thereafter, in accordance with all applicable law and insurance requirements, perform Landlord's Work in a diligent and good workmanlike manner, subject to Ordinary Delay and Tenant Delay (as those terms are defined below).

  (c) Landlord shall use reasonable speed and diligence to achieve Substantial Completion, at Landlord's sole cost and expense, on or before February 1, 1996. In the event that Landlord is unable to achieve Substantial Completion on or before March 1, 1996 (as may be extended for delay as set forth in Section 18(e) below), the first months' Base Rent shall abate. In the event that Landlord is unable to achieve Substantial Completion on or before April 1, 1996 (as may be extended for delay as set forth in Section 18(c) below), Tenant shall receive two (2) days additional free rent for each day of delay thereafter, up to a maximum of thirty (30) days additional free rent. In the event that Landlord is unable to achieve Substantial Completion on or before May 1, 1996 (as may be extended for delay as set forth in Section 18(e) below), Tenant may, at its option and sole remedy, terminate this Lease by written notice to Landlord given on or before June 1, 1996 (provided that Substantial Completion has not occurred prior to Landlord's receipt of said termination notice), and thereafter neither Landlord nor Tenant shall have any further obligation hereunder.

  (d) No later than the date which is seven (7) days prior to the estimated date of Substantial Completion, Landlord shall give Tenant written notice that Landlord estimates Substantial Completion will occur seven (7) days thereafter. Immediately after receipt of such notice, Tenant may commence construction and installation of Tenant's improvements and fixtures within the Demised Premises (herein referred to as "Tenant's Work"), Landlord and Tenant shall cause their respective workmen to work in cooperation with each other.

  (e) The Substantial Completion target date of February 1, 1996 shall be extended for one(1) day for each day that Substantial Completion is delayed;

   (i) as a result of the failure by Tenant to timely approve or disapprove the Plans and Specifications, or as a result of Change Orders or other changes requested by Tenant in the Plans and Specifications after the Tenant's approval thereof (collectively referred to herein as "Tenant Delay"); or

   (ii) due to strikes or other labor troubles not specific to the Demised Premises, governmental restrictions and limitations, war or other national emergency, noon-availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or acts or omissions of Tenant, or delays by utility companies in bringing utility lines to the Demised Premises all beyond the reasonable control of Landlord (collectively referred to herein as "Ordinary Delay"). The inability or refusal of Landlord to make any monetary payment shall not constitute or result in an Ordinary Delay.

  (f) On or prior to the date of Substantial Completion of the Demised Premises, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and, within fifteen (15) days thereafter, generate a punch list of defective or uncompleted items relating to the completion of construction of the improvements within the Demised Premises, which punch list shall indicate the estimation by the parties of the cost of each item. Landlord shall, within a reasonable time after such punch list is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the punch list.

  (g) Upon the Lease Commencement Date, Tenant shall execute and deliver to Landlord a letter confirming the Lease Commencement Date and expiration date of this Lease.

  (h) Landlord hereby warrants to Tenant that the materials and equipment furnished by Landlord's contractors in the completion of Landlord's Work will be of good quality and new, that during the one (1) year period following the date of Substantial Completion of Landlord's Work, such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder, and that such work will conform to the Plans and Specifications (the foregoing referred to herein as "Landlord's Warranty"). This warranty shall exclude damages or defects caused by abuse by Tenant, its employees, invitee, licensees, contractors and agents, improper or insufficient maintenance, improper operation or normal wear and tear under normal usage.

 19. Tenant Alterations and Additions

  (a) Except as to any nonstructural alterations, improvements or additions to the Demised Premises (collectively a "Tenant Change"), which Tenant changes individually cost less than $20,000.00 and in the aggregate over the Term total less than $200,000.00, Tenant shall not make or permit to be made any other Tenant Change without first obtaining on each occasion Landlord's prior written consent (which consent Landlord agrees not unreasonably to withhold) and Mortgagee's prior written consent (if such consent is required). With respect to any such Tenant Change requiring Landlord's prior written consent, Tenant shall furnish Landlord with a full set of plans and specifications for any such Tenant Change prior to the commencement thereof together with an original builder's risk policy of insurance in form and amount of coverage reasonably acceptable to Landlord, showing Tenant as named insured, and Landlord and Mortgagee (if applicable) as loss payees. If Landlord, a the time of giving his approval to any Tenant Change, notifies Tenant that approval is conditioned upon restoration, then upon written request of Landlord, Tenant shall, at its sole cost and expense and upon the termination of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant Change.

  (b) All Tenant Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials and, upon completion of any Tenant Change, Tenant shall furnish to Landlord "as-built" drawings showing the location and type thereof. No Tenant Change shall impair the structural strength of the Building or reduce its value. Tenant shall take or cause to be taken all steps that are required or permitted by law in order to avoid the imposition of any materialmen's or mechanics' liens upon the Building or the Demised Premises, and Tenant shall pay the full cost of any Tenant Change. Except as otherwise provided herein and in Section 12 hereof, all Tenant Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant shall immediately upon the expiration or earlier termination of the Term be and become part of the Demised Premises surrendered to Landlord upon the expiration or earlier termination of the Term. With respect to any Tenant Change, whether or not requiring Landlord's prior consent, Landlord shall have no duty or obligation to make any replacement or repair thereto, whether interior or exterior, structural or non-structural, ordinary or extraordinary or as required to comply with any law.

 20. Services by Landlord. From and after the Lease Commencement Date, Landlord shall be responsible for providing no services to the Demised Premises whatsoever, except for the services for which Landlord is specifically obligated pursuant to Section 18(f) and (h).

 21. Fire and Other Casualty.

  (a) If the Building or other improvements on the Land shall be damaged or destroyed by fire or other casualty, Tenant at Tenant's sole cost and expense, shall promptly and diligently proceed to adjust the loss with the insurance companies (subject to the approval of the Mortgagee (if applicable) and of Landlord) and arrange for the disbursement of insurance proceeds, and repair, rebuild or replace such Building and other improvements, so as to restore the Demised Premises to the condition in which they were immediately prior to such damage or destruction. The net proceeds of any insurance recovered by reason of such damage or destruction in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess being referred to herein as the "Net Insurance Proceeds") shall be held by the Mortgagee (provided that such Mortgagee is a bank savings association, insurance company or other similar institutional lender, herein called "Institutional Lender"), or, if no Institutional Lender then holds a mortgage lien, or deed of trust on the Demised Premises, by any national or state chartered bank which is reasonably acceptable to Landlord and Tenant, and the Net Insurance Proceeds shall be released for the purpose of paying the fair and reasonable cost of restoring such Building and other improvements. Such Net Insurance Proceeds shall be released to Tenant, or to Tenant's contractors from time to time as the work progresses, pursuant to such requirements and limitations as may be reasonably acceptable to Landlord and Mortgagee (if the Mortgagee so requires) including without limitation, lien waivers from each of the contractors, subcontractors, materialmen and suppliers performing the work. If the Net Insurance Proceeds (less any applicable deductible) are insufficient to restore the Demised Premises, Tenant shall be obligated to pay such deficiency and the amount of any such deductible. Notwithstanding the foregoing if the Net Insurance Proceeds are less than Twenty-Five Thousand Dollars ($25,000.00), and if the Mortgagee agrees in writing such Net Insurance Proceeds may be held by Tenant and used by Tenant to pay the fair and reasonable cost of restoring such Demised Premises and other improvements. If the Net Insurance Proceeds exceed the full cost of the repair, rebuilding or replacement of the damaged Building or other Improvements, if the Mortgagee does not retain such excess proceeds and supply the same on account of the debt owed to it, then the amount of such excess Net Insurance Proceeds shall be paid to Tenant upon the completion of such repair, rebuilding or replacement. Landlord agrees not unreasonably to withhold or delay any approvals required to be obtained by Tenant from Landlord pursuant to the provisions of this Section 21(a). Landlord agrees to cooperate with Tenant, at no cost to Landlord, in connection with Tenant's request to Mortgagee to release the Net Insurance Proceeds to Tenant.

  (c) Notwithstanding the foregoing, in the event that the Demised Premises are so destroyed in the last thirty (30) months of the then Term so as to prevent Tenant from operating a substantial portion of its business within the Demised Premises and which cannot be repaired by a date which is ninety (90) days prior to the expiration of the then Term, then Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to Landlord within thirty (30) days of the date of such casualty. Upon the giving of such notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate, provided, however, that a condition of said termination is that Tenant pay to Landlord an amount equal to the deductible under Tenant's insurance policy covering said casualty and that Tenant assign to Landlord all insurance proceeds relating to said casualty.

 22. Condemnation.

  (a) If all of the Demised Premises is taken or condemned for a public or quasi-public use, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor and the date on which Tenant is deprived of possession of all of the Demised Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

  (b) In the event of a taking of "Substantially All of the Demised Premises" (as herein defined), Tenant may, at its option, upon thirty (30) days' written notice to Landlord, which shall be given no later than sixty (60) days following the taking, have the right to terminate this Lease. All Base Rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the date of taking and neither Landlord nor Tenant shall have any rights in any compensation or damages payable to the other in connection with such condemnation. For purposes of this provision, "Substantially All of the Demised Premises" shall mean

   (i) so much of the Demised Premises as when taken, leaves the untaken portion unavailable, in the reasonable opinion of Tenant and Landlord, for the continued feasible and economic operation of the Demised Premises by Tenant for the same purposes as immediately prior to such taking or as contemplated herein;

   (ii) so many of the parking spaces on the Land as reduces the parking ratio below that which is required by the zoning ordinance applicable to the Project and Landlord's failure to provide substantially similar alternative parking reasonably acceptable to Tenant within sixty (60) days after such taking, or

   (iii) so much of the Demised Premises that access to the Demised Premises is materially impeded as reasonably determined by Landlord and Tenant.

  (c) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 23(b) above, Tenant shall restore, using all reasonable speed and diligence, the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking and Landlord to the extent of the award it receives in excess of the costs of collecting the award and value of the land taken (herein, the "Net Condemnation Proceeds), shall release the Net Condemnation Proceeds to Tenant for that purpose and Tenant shall have the right to participate in any proceeding relating to the awarding of restoration damages. There shall be an equitable abatement of the Base Rent and Additional Rent according to the value of the Demised Premises before and after the taking. Determination of such value of the Demised Premises after a partial taking shall be mutually agreed to by the parties within sixty (60) days from the date of the taking and if the parties cannot so agree, then such value shall be determined in accordance with the Dispute Resolution Procedure (as defined in Section 34), with real estate appraisers having at least ten (10) years experience appraising commercial real estate, including build-to-suit leases, serving as Officials. Pending such determination, Tenant shall continue to pay the Base Rent and Additional Rent as herein originally specified, and upon such determination, if Tenant is entitled to a refund because of an overpayment of Base Rent or Additional Rent, Landlord shall make the same promptly, or in lieu thereof credit the amount thereof to future installments of Base Rent or Additional Rent as they become due.

  (d) Landlord shall be entitled to receive the entire award is any proceeding with respect to any taking provided for in that Section 22, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against he condemnor, to the extent permitted by law, for the value of the unamortized tenant improvements (installed in accordance with Section 19 at Tenant's expense). Tenant's movable trade fixtures, machinery and moving expenses, provided that, in any case, the making of such claim shall not and does not adversely affect or diminish Landlord's award.

 23. Tenant's Default.

  (a) The occurrence of any one or more of the following events shall constitute an event of default (herein referred to as an "Event of Default") of Tenant under this Lease;

   (i) if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than ten (10) days after receipt of written notice from Landlord of such failure;

   (ii) if Tenant fails to pay Base Rent or any Additional Rent on time more than three (3) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;

   (iii)  [intentionally deleted]

   (iv) if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails either (A) to discharge, (B) bond such lien, or (C) ________ security with Landlord acceptable to Landlord, within thirty (30) days after receipt by Tenant of written notice thereof;

   (v) if Tenant violates the provisions of Section 30 of this Lease by attempting to make an unpermitted assignment or sublease;

   (vi) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than thirty
(30) days after Landlord gives Tenant notice of such failure;

   (vii) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty
(60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

   (viii) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

   (ix) if a receiver custodian or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of the Lease, which appointments is not vacated within sixty (60) days following the date of such appointment; or

   (x) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure, or if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time and in any event prior to the time a failure to complete such correction could cause Landlord to be subject to t a prosecution for violation of any law, rule, ordinance or regulation or causes, or could cause a default under any mortgage or other Permitted Encumbrance.

  (b) Upon the occurrence of any one or more of the aforesaid Events of Default, or upon the occurrence of any other default or defaults by Tenant under this Lease, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 23);

   (i) Terminate this Lease by giving Tenant notice of termination in which event this Lease shall expire and terminate on the date specified in such notice of termination with the same force and effect as though the date so specified were the date herein originally fixed as the termination date of the Term, and all rights of Tenant under this Lease and in and to the Demised Premises shall expire and terminate and Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right without notice to enter upon and take possession of the Demised Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefore; or

   (ii) Terminate this Lease as provided in Section 23(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, as the date of such termination, represents the value of the excess, if any, of (1) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the expiration date had this Lease not been terminated over (2) the aggregate reasonable rental value of the Demised Premises for the period commencing with the day following the date of such termination and ending with the expiration date had this Lease not been terminated, plus (3) the costs of recovering possession of the Demised Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees, plus (4) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises, all of which excess sum shall be deemed immediately due and payable; provided, however, that such payments shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. The excess, if any, of subparagraph (ii)(1) over subparagraph (ii)(2) herein shall be discounted to present value at the "Treasury Yield" rate. "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(paragraph 19) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities of the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities of the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the Index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement Index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph
(ii)(2) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to,

(a) the length of time remaining in the Term,

(b) the then current market conditions in the general area in which the Building is located,

(c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term,

(d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located,

(e) the vacancy levels in the general area in which the Building is located,

(f) current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates an d

(g) inflation, or

   (iii) Without terminating this Lease, and with or without notice to Tenant, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Demised Premises or any part thereof, and, at Landlord's option remove persons and property therefrom, and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of and for the account of Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may rent the Demised Premises or any portion thereof as the agent of Tenant with or without advertisement, and by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises. Landlord shall in no way be responsible or liable for any failure to rent the Demised Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied, first to the payment of any indebtedness (other than any rent due hereunder) from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including, without limitation, brokerage fees and attorney's fees and costs of alterations and repairs; third, to the payment of rent and other charges then due and unpaid hereunder, and the residue, if any, shall be held by Landlord to the extent of and for application in payments of future rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Demised Premises, as aforesaid, Landlord may rant rent concessions and Tenant shall not be credited therefore. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sum is then due from the Tenant hereunder. Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord's option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

   (iv) Without terminating this Lease and with or without notice to Tenant, Landlord may enter into and upon the Demised Premises and without being liable for prosecution or any claims for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto; or

   (v) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, whatever Landlord is obligated to furnish or render the same so long as Tenant is in default under this Lease; or

   (vi) Allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due, or

   (vii)  [intentionally deleted]

   (viii) Pursue such other remedies as are available as law or in equity.

  (c) If this Lease shall terminate as a result of or while there exists a default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

  (d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due by a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums to omitted.

  (e) If any statute or rule of law shall limit any of Landlord's remedies as hereinabove set forth, Landlord shall nonetheless be entitled to any and all other remedies hereinabove set forth.

  (f) No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.

  (g) No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Base Rent or Additional Rent following an Event of Default hereunder shall not constitute as a waiver of such Event of Default. No custom or premise which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof the other party.

  (h) The rights granted to Landlord in this Section 23 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have as law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Base Rent. Additional Rent or damages accruing to Landlord by reason of any Event of Default. If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses. Other than in connection with a claim arising from the negligence or intentional misconduct of Landlord, its employees, agents or representatives, if Landlord shall be made a party to any litigation commenced against Tenant as a result of this Lease, Landlord's ownership of the Demised Premises or the relationship of Landlord and Tenant arising by virtue of this Lease. Tenant shall pay all costs and reasonable attorneys' fees incurred by Landlord in connection with such litigation. Notwithstanding anything to the contrary contained herein, the event any third party prevails in any action to which Landlord is made a party and it is ultimately determined that there was no negligence or intentional misconduct on the part of Landlord, Tenant shall pay all costs and reasonable attorneys' fees incurred by Landlord in connection with such litigation.

 24. Landlord's Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of the Mortgagee to enter upon the Demised Premises at all reasonable times for the purposes of inspecting them and making any necessary repairs thereto and performing any work therein that may be necessary by reason of Tenant's failure to make such repairs or perform any such work required of Tenant under this Lease; provided that, except in the case of an emergency. Landlord shall give the Tenant reasonable prior written notice not less than two (2) days in advance of Landlord's intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any such work, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected, provided, however, that Landlord shall use reasonable efforts not to annoy, disturb or otherwise interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises at all reasonable times to exhibit the Demised premises to any prospective purchaser, mortgagee or tenant.

 25. Mortgagee's Rights

  (a) For purposes of this Lease:

   (i) "Mortgagee" as used herein means the current holder of a Mortgage.

   (ii) "Mortgage" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which ma now or hereafter affect or encumber Landlord's title to the Demised Premises and any amendments, modifications, extensions or renewals thereof.

  (b) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage created after the Lease Date provided that the holder of said Mortgage created after the Lease Date provided that the holder of said Mortgage agrees not to disturb Tenant's possession of the Leased Premises so long as Tenant is not in default hereunder, as evidenced by a non-disturbance agreement, signed by said holder which agreement may include (a) the conditions contained in Section 24(a) below, (b) a requirement that said holder be given notice and opportunity to cure a landlord default and (c) other provisions customarily required by lenders and reasonably acceptable to Tenant. Tenant recognizes and acknowledges the right of Mortgagee to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.

  (c) [Intentionally deleted}

  (d) If requested by Mortgagee, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Mortgagee any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgage.

  (e) If Mortgagee (or Mortgagee's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease, provided that such successor shall not be bound by

   (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, or

   (ii) any provision of any amendments to the Lease to which Mortgagee has not consented (provided that Landlord or such Mortgagee has given Tenant written notice of such consent requirement), and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment,

   (iii) the defaults of any prior landlord under this Lease, or

   (iv) any other rights arising out of the defaults of any prior landlord under this Lease. Such successor landlord shall, if requested by Tenant, deliver an estoppel certificate stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect, as modified) Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

  (f) In the event there is a Mortgage at any time during the Term, Landlord shall use reasonable efforts to cause the Mortgagee to enter into a subordination, nondisturbance and attornment agreement with Tenant reasonably satisfactory to Tenant and consistent with this Section 25.

  (g) Landlord represents that First Union National Bank of Georgia ("First Union") currently holds a Mortgage encumbering the Demised Premises. Landlord shall use reasonable efforts to cause First Union to enter into a subordination nondisturbance and attornment agreement in the form attached hereto as Exhibit "E" within thirty days after the Lease Date.

 26. Estoppel Certificate. Tenant agrees at any time, and from time to time within fifteen (15) days after Landlord's written request, to execute, acknowledge and deliver to Landlord, a statement in writing in recordable form to Landlord and/or its designee certifying that;

   (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified) and

   (ii) the dates to which Base Rent, Additional Rent and other charges have been paid,

   (iii) whether or not, to the best knowledge of the signer of such certificates, there exists any failure by Landlord to perform any term, covenant or condition contained in this Lease, and if so, specifying each such failure of which the signer may have knowledge,

   (iv) (if such be the case) the Tenant has unconditionally accepted the Demise Premises and is conducting its business therein;

(v) and as to such additional matters as may be reasonably requested by Landlord, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord and by any purchaser of title to the Demised Premises or by any Mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease effecting the Demised Premises.

 27. Landlord Liability. No owner of the Demised Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Demised Premises, except for obligations which may have theretofore accrued. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Demised Premises for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest in the Demised Premises.

 28. Notices and Payments. Any notice or payment required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing and either

   (i) personally delivered,

   (ii) deposited with the United States Postal Service, postage prepaid, to be mailed by registered mail, return receipt requested, or

   (iii) delivered by overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(k) (as the same may be changed by giving written notice of the aforesaid in accordance with this
Section 28). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

 29. Brokers. Neither Landlord nor Tenant has engaged any brokers who would be entitled to any commission or fee based on the execution of this Lease, other than as set forth in Section 1(m) (the "Broker") who shall be paid by Landlord pursuant to separate agreement. Further, neither Landlord nor Tenant have had any conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises to Tenant. Landlord and Tenant hereby indemnify each other against and from any claims for any brokerage commissions (except those payable to the Broker, all of which are payable pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the expiration or termination of the Lease for any reason.

 30. Assignment and Subleasing.

  (a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent may be withheld in Landlord's reasonable discretion. for purposes of this Section 30, Landlord shall be deemed to have reasonably withheld consent if Landlord determines

   (i) that the prospective assignee or subtenant is not of a financial strength similar to Tenant as of the Lease Date,

   (ii) that the prospective assignee or subtenant has a poor business reputation

   (iii) that the proposed use of the Demised Premises by such prospective assignee or subtenant (including without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building or the Project or

   (iv) that the prospective assignee or subtenant is a current tenant in the Project or is a bona-fide third-party prospective tenant Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder. No assignment, mortgaging, subletting or use or occupancy by others shall in any way be construed to relieve Tenant from any of its liability hereunder to pay Base Rent, Additional Rent and all other sums payable by Tenant hereunder or to perform its obligations hereunder (which shall in every instance continue as the liability and obligation of a principal and not a surety) or from thereafter obtaining the express consent of Landlord to any other or further assignment, mortgaging or subletting of this Lease.

  (b) Notwithstanding Section 30(a), provided that there is not an Event of Default under this Lease which remains uncured, Tenant shall have the right, upon ten (10) days' prior written notice to Landlord,

   (i) to sublet all or part of the Demised Premises to any related corporation or entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; or

   (ii) to assign this Lease to a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property, provided that (x) such successor corporation assumes substantially all of the obligations and liabilities of Tenant and shall have assets, capitalization, net worth and credit worthiness at least equal to the assets, capitalization, net worth and credit worthiness of Tenant as of the date of this Lease as determined by generally accepted accounting principles and (y) Tenant shall provide in its notice to Landlord the information required in Section 30(c) below. For the purpose hereof "control" shall mean ownership of not less than fifty percent (50%) of all the voting stock or legal and equitable interest in such corporation or entity.

  (c) If Tenant should desire to assign this Lease or sublet the Demised Premises (or any part thereof), Tenant shall give Landlord written notice no later than forty-five (45) days in advance of the proposed effective date of any proposed assignment or sublease specifying

   (i) the name and business  of the proposed assignee or sublessee;

   (ii) the amount and location of the space within the Demised Premises proposed to be so subleased;

   (iii) the proposed effective date and duration of the assignment or subletting; and

   (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease.

  (d) Landlord shall have a period of thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects,

   (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant's notice, in which event Tenant shall be relieved of all further obligation hereunder as to such space, except for obligations under Section 12 and 29 and all other provisions of this Lease which expressly survive the termination hereof; or

   (ii) to permit Tenant to assign or sublet such space, provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenants is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Demised Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then one half (1/2) of such excess rent and other consideration shall be considered Additional Rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord), and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or

   (iii) to refuse, in Landlord's reasonable discretion, taking into consideration the factors set forth in paragraph (a) above, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid thirty
(30) day period.  Landlord shall be deemed to have elected option

   (iii) above. Tenant agrees to reimburse Landlord for reasonable legal fees (not to exceed $5,000.00) and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment sublease, or transfer.

  (e) Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 30 shall be void and such act shall constitute a material breach of this Lease. In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. Any assignment or sublease allowed hereunder or consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord's consent to any subsequent assignment or sublease if required by this Section
30. If Landlord takes possession of the Demised Premises before the expiration of the Term, Landlord shall have the right at its option to take over any sublease of the Demised Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

  (f) Landlord shall have the right to sell, transfer, assign, pledge, and convey all or any part of the Demised Premises and any and all of Landlord's right under this Lease. In the event Landlord assigns or otherwise conveys its rights under this Lease, Landlord shall be entirely freed and released from any obligations accruing thereafter under this Lease, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

 31. Termination or Expiration.

  (a) No termination of this Lease prior to the normal ending thereof by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

  (b) At the expiration or earlier termination of the Term, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto and keys therefor to Landlord, clean and neat and in the same condition as at the commencement of the Term, ordinary wear and tear and permitted alterations and additions only excepted.

  (c) If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties. Tenant shall be a tenant-at-sufferance at one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law.

 32. Late Payments. In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid

   (i) within five (5) days after Tenant's receipt of written notice of such failure to pay on the first occasion during any twelve (12) month period, or

   (ii) as and when due with respect to any subsequent late payments in any twelve (12) month period. Tenant shall pay an administrative fee equal to five percent (5%) of such past due amount, plus interests on the amount past due at a rate equal to the lesser of (X) twelve percent (12%) per annum or (Y) the maximum interest rate allowed under the applicable law (the "Interest Rate") to defray the additional expenses incurred by Landlord in processing such payment.

 33. Rules and Regulations. Tenant agrees to abide by the Rules and Regulations set forth on Exhibit "C" attached hereto, as well as other rules and regulations reasonably promulgated by the Landlord from time to time and the declaration of protective covenants for the Project, attached hereto as Exhibit "D" as it may be amended from to time (herein, the "Protective Covenants"), which Protective Covenants shall run with the Land and be binding on Tenant, its successors and assigns. As to Tenant, the Rules and Regulations shall be revised as follows:

  (a) Landlord hereby consents to Tenant's contractor under the service contract required in Section 11(a) of this Lease going on the roof of the Building; provided, however, that Tenant shall give Landlord reasonable prior notice thereof.

  (b) In the event that Tenant desires to install any awning or other projection on the outside wall of the Building, Landlord agrees that it shall not unreasonably withhold its consent to such installation.

 34. Dispute Resolution Procedure.

  (a) In the event that a dispute arises between Landlord and Tenant under the Lease, and the Lease specifically provides that the dispute resolution procedure outlined in this Section 34 (herein referred to as the "Dispute Resolution Procedure") shall be utilized, the parties shall proceed as follows:

   (i) The party electing to proceed under the procedures outlined herein (the "Electing Party") shall give written notice of such election to the other party (the "Other Party") and shall designate in writing the Electing Party's selection of an individual with the qualifications outlined in the section of the Lease giving rise to this remedy (the "Official") who shall act on the Electing Party's behalf in determining the disputed fact.

   (ii) Within twenty (20) days after the Other Party's receipt of the Electing Party's selection of an Official, the Other party, by written notice to the Electing Party, shall designate an Official who shall act on the Other Party's behalf in determining the disputed fact.

   (iii) Within twenty (20) days of the selection of the Other Party's Official, the two (2) Officials shall render a joint written determination of the disputed fact. If the two (2) Officials are unable to agree upon a joint written determination within such twenty (20) day period, each Official shall render his or her own written determination and the two Officials shall select a third Official within such twenty (20) day period. In the event the two Officials are unable to select a third Official within such twenty (20) day period, then either party may apply to a court of original jurisdiction in Douglas County, Georgia for appointment by such court of such third Official.

   (iv) Within twenty (20) days after the appointment of the third Official, the third Official shall select one of the determinations of the two (2) Officials originally selected, without modification or qualification.

   (v) If either Landlord or Tenant fails or refuses to select an Official, the Official selected shall alone determine the disputed fact. Landlord and Tenant agree that they shall be bound by the determination of disputed fact pursuant to this subsection. Landlord shall bear the fee and expense of its Official, Tenant shall bear the fee and expenses of its Official, and Landlord and Tenant shall share equally the fee and expense of the third Official, if any.

 35. Option to Extend Term

  (a) Landlord hereby grants to Tenant two (2) consecutive options to extend the Term for a period of five (5) years each time, each option to be exercised by Tenant giving written notice of its exercise to Landlord in the manner provided in this Lease at least one hundred eighty (180) days prior to (but not more than two hundred ten (210) days prior to) the expiration of the Term, as it may have been previously extended. No extension option may be exercised by Tenant if an Event of Default has occurred and is then continuing or any facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default either at the time of exercise of the option or at the time the applicable Term would otherwise have expired if the applicable option had not been exercised.

  (b) If Tenant exercises its options to extend the Term, Landlord shall, within thirty (30) days after the receipt of Tenant's notice of exercise, notify Tenant in writing of Landlord's reasonable determination of the Base Rent for the Demised Premises, which amount shall not be less than Base Rent for the prior Term for the applicable five (5) year option period, taking into account all relevant factors for space of this type in the Lithia Springs, Georgia area. Tenants shall have thirty (30) days from its receipt of Landlord's notice to notify Landlord in writing that Tenant does not agree with Landlord's determination of the Base Rent and therefore that Tenant elects to retract is option to extend the Term, in which case the Term, as it may have been previously extended, shall expire on its scheduled expiration date and Tenant's option to extend the Term shall be void and of no further force and effect. If Tenant does not notify Landlord of such retraction within thirty (30) days of its receipt of Landlord's notice, Base Rent for the Demised Premises for the applicable extended term shall be the Base Rent set forth in Landlord's notice to Tenant.

  (c) Except for the Base Rent, which shall be determined as set forth on subparagraph (b) above, leasing of the Demised Premises by Tenant for the applicable extended term shall be subject to all of the same terms and conditions set forth in this Lease, including Tenant's obligation to pay Tenant's share of Operating Expenses as provided in this Lease; provided, however, that any improvement allowances, rent abatements, or other concessions applicable to the Demised Premises during the initial Term shall not be applicable during any such extended term.

 36. Early Cancellation and Cancellation Payment. Provided that no Event of Default has occurred and is then continuing and no facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, Tenant shall have the right to cancel this Lease effective on the date which is the last day of the ninety-sixth (96th) month of the Term. Tenant shall notify Landlord in writing at least one hundred eight (180) days prior to the effective date of such termination, and together with such notice Tenant shall deliver to Landlord an amount equal to six months of the then current Base Rent as an agreed-upon cancellation payment in the event Tenant fails to notify Landlord within such period, Tenant shall be deemed to have waived Tenant's cancellation right for the remainder of the Term and any extensions thereof.

 37. Miscellaneous.

  (a) The parties hereto hereby covenant and agree that any present or fixture law to the contrary notwithstanding this Lease shall not terminate, except as herein specifically provided, and Landlord shall receive the Base Rent and Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement, reduction, set-off, counterclaim, defense or deduction, except as expressly provided in this Lease, and not diminished by

   (i) any imposition of any public authority of any nature whatsoever during the Term, notwithstanding any changes in the method of taxation or raising, levying or assessing any imposition, or any changes in the name of any imposition, or

   (ii) any expenses or charges required to be paid by Tenant to maintain, restore or replace the Demised Premises or to protect Landlord's ownership of the Demised Premises, other than payments under any Mortgage now existing or hereafter created by Landlord. The obligations of Tenant hereunder shall not be affected by reason of any damage to or destruction of the Demised Premises except as expressly otherwise provided to the contrary in this Lease. Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or void this Lease, solely as a result of any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord.

  (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. If such invalidity is essential to the rights of either or both parties, then the affected party shall have the right to reinstate this Lease on written notice to the other.

  (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

  (d) Time is of the essence of this agreement.

  (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with hits obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

  (f) This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

  (g) This contract shall create the relationship of Landlord and Tenant between Landlord and Tenant no estate shall pass out of Landlord; Tenant has a usufruct not subject to levy and sale and not assignable by Tenant except as expressly set forth herein.

  (h) Landlord and Tenant agree to execute, upon request of the other, a short form memorandum of this Lease in recordable form and the requesting party shall pay the costs and charges for the recording of such short form memorandum of lease. Under no circumstances shall Tenant have the right to record this Lease (other than a short form memorandum of Lease, as approved by Landlord), and should Tenant do so, Tenant shall be in default hereunder.

  (i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

  (j) This lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

  (k) This Lease shall be interpreted under the laws of the State in which the Demised Premises is located.

  (l) The parties acknowledge that this Lease is the result of the negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No interference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

 IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.


Signed, sealed and delivered in the presence of:

Unofficial Witness

Notary Public

(NOTARY SEAL)

My Commission Expires:

Signed and sealed and delivered in presence of:

Unofficial Witness

Notary Public

(NOTARY SEAL)

My Commission Expires:

LANDLORD

INDUSTRIAL DEVELOPMENTS
     INTERNATIONAL, INC.

By:
 Name:
 Title:

Attest:
 Name:
 Title:

(CORPORATE SEAL)

TENANT

BIO CLINIC CORPORATION

By:
 Name:
 Title:

Attest:
 Name:
 Title:

(CORPORATE SEAL)